UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

Corporate Capital Trust, Inc.

 (Exact name of registrant as specified in its charter)
Commission file number: 814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 4, 2013, Corporate Capital Trust, Inc. (the “Company”) entered into a committed facility arrangement, which became effective on June 12, 2013, with BNP Paribas Prime Brokerage, Inc. (“BNP”) under which the Company could borrow up to $200 million. The committed facility arrangement consists of a set of agreements (namely, a Committed Facility Agreement by and between the Company and BNP (the “CFA”), a U.S. PB Agreement by and between the Company and BNP and a Special Custody and Pledge Agreement by and among the Company, BNP and State Street Bank and Trust Company (the “Custodian”), each dated as of June 4, 2013), which are collectively referred to herein as the Financing Agreements. On August 29, 2013, the Company assigned the Financing Agreements to Paris Funding LLC (“Paris Funding”), a Delaware limited liability company that is a wholly-owned subsidiary of the Company. In connection with such assignment, Paris Funding and BNP entered into an Amended and Restated Committed Facility Agreement that effected the following amendments to the CFA:

•         Implementing certain revisions to reflect the replacement of the Company with Paris Funding as a party to the agreement.

•         Revising the defined term “Maximum Commitment Financing” to provide that if Paris Funding does not send BNP, prior to December 30, 2013, a notice electing to maintain the Maximum Commitment Financing at $200 million, then the Maximum Commitment Financing will be reduced from time to time by the amount by which the Maximum Commitment Financing exceeds 120% of the outstanding debt financing under the Financing Agreements (but in no event would the Maximum Commitment Financing be reduced to an amount less than $50 million).

•         Providing that if, at any date after December 30, 2013, the outstanding debt financing under the Financing Agreements is less than 80% of the Maximum Commitment Financing, then the commitment fee on any unused commitment amounts shall increase from 0.55% to 0.75%.

•         Including the following additional facility termination events: (i) Paris Funding’s entry into any additional indebtedness with a party other than BNP or its affiliates beyond the financing provided under the Financing Agreements and (ii) Paris Funding’s pledge of any securities it owns or holds to any party other than BNP and its affiliates.

The foregoing summary description of the Amended and Restated Committed Facility Agreement is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

2

EXHIBIT
NUMBER	DESCRIPTION

10.1	Amended and Restated Committed Facility Agreement, dated as of August 29, 2013, by and between Paris Funding LLC and BNP Paribas Prime Brokerage, Inc.

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC.

Dated: September 5, 2013	By:	/s/ Paul S. Saint-Pierre
	Name: Title:	Paul S. Saint-Pierre Chief Financial Officer

4

EXHIBIT INDEX

`

EXHIBIT
NUMBER	DESCRIPTION

10.1	Amended and Restated Committed Facility Agreement, dated as of August 29, 2013, by and between Paris Funding LLC and BNP Paribas Prime Brokerage, Inc.